Supplemental Information to be Furnished With Reports Filed
       Pursuant to Section 15(d) of the Act by Registrants Which Have Not
             Registered Securities Pursuant to Section 12 of the Act

The report on Form 10-K is the only annual report sent or to be sent to security holders covering the registrant's last fiscal year. No proxy soliciting material has been sent or is to be furnished to security holders with respect to any annual or other meeting of security holders.




                                   Exhibit 21
                                 To Form 10-KSB
                      For the year ended December 31, 2003

Subsidiaries of Cornerstone Ministries Investments, Inc.:

                                     State of             Name under which
       Subsidiary                  Incorporation           doing business
       ----------                  -------------           --------------
Wellstone Communities, Inc.           Georgia         Wellstone Communities, Inc.
Wellstone Financial Group, LLC        Georgia         Wellstone Financial Group, LLC